EXHIBIT 32.1

Section 1350 Certification

In connection with this Quarterly Report of SUNRISE REAL ESTATE GROUP, INC. (the "Company") on Form 10−Q for the six months ended June 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request and for the periods indicated.

Date: January 28, 2021
By:	/s/ Zhang, Jian
Zhang, Jian Chief Executive Officer

Date: January 28, 2021
By:	/s/ Mi, Yong Jun
Mi, Yong Jun, Chief Financial Officer